Form of Indenture

INDENTURE

among

THORNBURG MORTGAGE SECURITIES TRUST [     ],
Issuer,

[     ],
Indenture Trustee

and

[     ],
Securities Administrator

Dated as of [     ]

THORNBURG MORTGAGE SECURITIES TRUST [     ]
MORTGAGE-BACKED NOTES, SERIES [     ]

i

EXHIBITS

EXHIBIT A-1	Forms of Class [ ] Notes
EXHIBIT A-2	Forms of Privately Offered Notes
EXHIBIT B-1	Form of Rule 144A (QIB) Investment Letter
EXHIBIT B-2	Form of Rule 501(a) Investment Letter
EXHIBIT C	Form of ERISA Affidavit for Class [ ] Notes

This INDENTURE, dated as of [     ], is by and among THORNBURG MORTGAGE SECURITIES TRUST [     ], a Delaware statutory trust (the “Issuer”), [     ], a national banking association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”), and [     ], a national banking association, as securities administrator and not in its individual capacity (the “Securities Administrator”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s Mortgage-Backed Notes, Series [     ] in the Classes specified herein:

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee on the Closing Date, for the benefit of the Holders of the Notes, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to: (i) the Trust Estate (as defined in the Sale and Servicing Agreement); (ii) the Issuer’s rights and benefits but none of its obligations under the Sale and Servicing Agreement (including the Issuer’s right to cause the Initial Seller or the Seller to repurchase Mortgage Loans from the Issuer under the circumstances described therein); (iii) the Yield Maintenance Agreements and all payments thereunder; (iv) the Issuer’s rights and benefits but none of its obligations under the Administration Agreement; (v) the Issuer’s rights and benefits but none of its obligations under each Mortgage Loan Purchase Agreement; (vi) the Issuer’s rights and benefits but none of its obligations under the Servicing Agreements; (vii) the Trust Accounts, all amounts and property in the Trust Accounts from time to time; (viii) all other property of the Trust from time to time; and (ix) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under the Indenture with respect to the Notes and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant and accepts the trusts under this Indenture in accordance with its terms.

Each Holder, by acceptance of the Notes, and the Indenture Trustee agree and acknowledge that each item of Collateral that is physically delivered to the Indenture Trustee or the Securities Administrator will be held by the Indenture Trustee (or its custodian) or the Securities Administrator in trust for the benefit of the Noteholders under the terms of this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. Except as otherwise specified herein or as the context may otherwise require, (i) capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture and (ii) the following terms have the respective meanings set forth below for all purposes of this Indenture.

Act: The meaning specified in Section 11.03(a).

Administration Agreement: The Administration Agreement dated as of [     ] among the Issuer, the Indenture Trustee, the Securities Administrator, [     ], as owner trustee, and the Depositor.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President, Assistant Vice President, Trust Officer or more senior officer of the Securities Administrator who is authorized to act for the Securities Administrator in matters relating to the Issuer and to be acted upon by the Securities Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Securities Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Book-Entry Notes: Solely with respect to the Class [     ] Notes, beneficial interests in Class [     ] Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.10; provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Note Owners of Class [     ] Notes, such Class [     ] Notes shall no longer be “Book-Entry Notes.”

Class: All Notes having the same class designation.

Class [     ] Notes: Collectively, the Class [     ] and Class [     ] Notes.

Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Collateral: The meaning specified in the Granting Clause of this Indenture.

Commission: The Securities and Exchange Commission.

Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at [     ], Attention: [     ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Definitive Notes: The meaning specified in Section 2.10.

Depository Institution: Any depository institution or trust company, including the Indenture Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by each Rating Agency, or is otherwise acceptable to each Rating Agency.

DTC: The Depository Trust Company.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: The meaning specified in Section 5.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Executive Officer: With respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Manager, Executive Vice President, any Vice President, the Secretary or the Treasurer of such entity; and with respect to any partnership, any general partner thereof.

Global Securities: The meaning specified in Section 2.01(a).

Grant: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Holder or Noteholder: A Person in whose name a Note is registered on the Note Register except that, solely for the purposes of taking any action or giving any consent pursuant to this Indenture, any Note registered in the name of the Indenture Trustee or any Affiliate thereof shall be deemed not to be Outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes which a Responsible Officer of the Indenture Trustee knows to be so held shall be disregarded.

Independent: When used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Initial Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Initial Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Initial Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee or Securities Administrator, as applicable, in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

[Interest Only Notes: The Class [     ] Notes.]

Issuer: Thornburg Mortgage Securities Trust [     ], a Delaware statutory trust, or any successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee or Securities Administrator, as applicable.

Majority Priority Class Noteholders: On any date Holders of the Priority Class representing more than 50% of the aggregate Class Principal Amount of the Priority Class Notes then outstanding.

Non-Priority Class Note: As of any date of determination, any Outstanding Note other than the Priority Class Notes.

Note: Any of the Class [     ] Notes issued pursuant to this Indenture, substantially in the forms attached hereto as Exhibit A.

Note Depository Agreement: The agreement dated [     ], between the Issuer and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

Note Owner or Owner: With respect to a Book-Entry Note, the Person that is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Note, the Person that is the registered owner of such Note as reflected in the Note Register.

Note Principal Amount: With respect to each Note of a given Class (other than any Interest Only Notes) and any date of determination, the product of (i) the Class Principal Amount of such Class and (ii) the applicable Percentage Interest of such Note.

Note Purchase Price: For each Class of Notes and any Optional Notes Purchase Date, an amount equal to the sum of (1) 100% of the aggregate Class Principal Amount for such Class and such date, (2) the aggregate accrued and unpaid interest, less amounts of interest and principal otherwise being paid to such Noteholders on such date and (3) any unreimbursed Class [     ] Deferred Amounts.

Note Register and Note Registrar: The respective meanings specified in Section 2.04. The initial Note Registrar shall be the Securities Administrator.

Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuer (or by an officer of the Depositor under the Administration Agreement), under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee and the Securities Administrator. Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

Opinion of Counsel: One or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, the Note Registrar or the Securities Administrator, as applicable, which opinion or opinions shall be addressed to the Indenture Trustee, as Indenture Trustee, and shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee, the Note Registrar or the Securities Administrator, as applicable.

Optional Notes Purchase Date: Any Payment Date on which the Optional Notes Purchase Right is exercised.

Optional Notes Purchase Right: The option of [     ], or its assignee, to call the Notes on any Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 20% of the aggregate Cut-off Date Balance.

Outstanding: With respect to any Note as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes, or portions thereof, the payment for which money in the necessary amount has been theretofore deposited with the Securities Administrator or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Securities Administrator); and

(iii) Notes or portions thereof in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Securities Administrator is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Balance of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Operative Agreement, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Owner Trustee, the Indenture Trustee, a Servicer, the Securities Administrator or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Securities Administrator knows to be so owned shall be so disregarded (unless such action requires the consent, waiver, request or demand of 100% of the Outstanding Balance represented by a particular Class and 100% of the Outstanding Balance represented by such Class is registered in the name of one or more of the foregoing entities). Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Securities Administrator the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer, the Securities Administrator or any Affiliate of any of the foregoing Persons.

Outstanding Balance: The aggregate principal or notional amount of the Notes Outstanding, or of all Notes of a Class, as applicable, as of the date of determination.

Ownership Certificates: As defined in the Trust Agreement.

Paying Agent: Initially, the Securities Administrator or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized and appointed by the Issuer to make payments to and from the Note Payment Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

PCAOB: The Public Company Accounting Oversight Board.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Priority Class Notes: Until the Class Principal Amounts of the Class [     ] Notes are reduced to zero and all sums payable to the Holders of the Class [     ] Notes have been paid in full, the Class [     ] Notes acting as a single Class; when the Class Principal Amounts of the Class [     ] Notes are reduced to zero and all sums payable to the Holders of the Class [     ] Notes have been paid in full, each individual Class of Subordinate Notes consecutively in ascending order, starting with the Class of Subordinate Notes with the lowest numerical designation, until the Class Principal Amounts of such Class of Subordinate Notes are reduced to zero and all sums payable to the Holders thereof have been paid in full.

Privately Offered Notes: The Subordinated Notes and the Interest Only Notes.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospective Owner: Each prospective purchaser and any subsequent transferee of a Note.

Rating Agency Condition: With respect to any action to which the Rating Agency Condition applies, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Owner Trustee, the Securities Administrator and the Indenture Trustee in writing that such proposed action will not result in a reduction or withdrawal of the then current rating of the applicable Class or Classes of Notes.

Redemption Date: A Clean-Up Call Date or Optional Notes Purchase Date, as applicable.

Required Rating: The Notes have received, on the Closing Date, the following ratings from the Rating Agencies:

Class	[ ] Rating
[ ]	[ ]
N/R = Not rated by that Rating Agency

Responsible Officer: With respect to the Indenture Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, or Assistant Treasurer in the corporate trust group or similar group of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. With respect to the Securities Administrator, any officer in the corporate trust department or similar group of the Securities Administrator with direct responsibility for the administration of this Indenture and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

[Retained Class [     ] Note: Any of the Class [     ], Class [     ] and approximately [     ]% of the Class [     ] Notes acquired by TMI or an affiliate of TMI on the Closing Date.]

Sale and Servicing Agreement: The Sale and Servicing Agreement dated as of [     ], among the Issuer, Thornburg Mortgage Securities Corporation, as depositor, Thornburg Mortgage Home Loans, Inc., as initial seller and sponsor, Thornburg Mortgage Funding, Inc., as seller, [     ], as master servicer and securities administrator, and the Indenture Trustee, as such may be amended, supplemented or otherwise modified from time to time.

Sponsor: Thornburg Mortgage Home Loans, Inc.

State: Any one of the 50 States of the United States of America or the District of Columbia.

Stated Maturity Date: With respect to each Class of Notes, the date set forth in Section 2.02.

Subordinated Notes: The Class B-[     ] Notes.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

Section 1.02. Incorporation by Reference of Trust Indenture Act.

(a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

(b) All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by rule of the Securities and Exchange Commission have the respective meanings assigned to them by such definitions.

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns;

(vii) terms defined in the UCC and not otherwise defined herein shall have the meaning assigned to them in the UCC; and

(viii) “U.S. dollars,” “dollars,” or the sign “$” shall be construed as references to United States dollars which are freely transferable by residents and non-residents of the United States of America and convertible by such persons into any other freely convertible currency unless such transferability or convertibility is restricted by any law or regulation of general application in which event references to “U.S. dollars,” “dollars,” or the sign “$” shall be construed as references to such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America, and “cents” shall be construed accordingly.

ARTICLE II

THE NOTES

Section 2.01. Form. (a) The Notes shall be designated as the “Thornburg Mortgage Securities Trust [     ] Mortgage Backed Notes, Series [     ].” Each Class of Notes, together with the Securities Administrator’s certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1 and A-2 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes and the global certificates (“Global Securities”) representing the Book-Entry Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Notes shall be issued as registered Notes. Each Class of Class [     ] Notes, except as otherwise provided by supplement to this Indenture, shall be issued in a denomination of at least $[     ] in principal amount and any larger denomination that is an integral multiple of $[     ] approved by the Issuer, such approval to be evidenced by the execution thereof; provided, however, one Note may be issued in an amount less than the minimum denomination. Each Class of Privately Offered Notes, except as otherwise provided by supplement to the Indenture, shall be issued in a denomination of at least $[     ] in principal amount or notional amount (in the case of any Interest Only Notes), as applicable, and any larger denomination that is an integral multiple of $[     ] approved by the Issuer, such approval to be evidenced by the execution thereof; provided, however, one Note of each Class may be issued in an amount less than the minimum denomination. Privately Offered Notes may solely be issued, transferred and exchanged in the form of Definitive Notes. If the Class [     ] Notes are issuable in whole or in part as Book-Entry Notes, any such Class [     ] Note may provide that it shall represent the aggregate amount of Outstanding Notes of its Class from time to time endorsed thereon and may provide that the aggregate amount of Outstanding Notes of its Class represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of an additional principal amount of Notes of such Class. Any endorsement of a Book-Entry Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made in such manner and by such Person or Persons, as shall be specified therein or in the Issuer Order of authentication delivered to the Securities Administrator.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1 and A-2 are part of the terms of this Indenture.

Section 2.02. Execution, Authentication and Delivery. (a) The Notes shall be executed on behalf of the Issuer by any Authorized Officer of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

Subject to the satisfaction of the conditions set forth in this Section 2.02, the Securities Administrator shall, upon Issuer Order, authenticate and deliver the Notes for original issue in the initial aggregate principal amounts or notional amount with respect to each Class as specified below:

Class	Class Principal or Notional Amount	Stated Maturity Date
[ ]	[ ]	[ ]
___________________
* Notional Amount

The aggregate Class Principal Amounts (or Class Notional Amount) of such Classes of Notes outstanding at any time may not exceed such respective amounts.

(b) Issuance of the Notes shall be conditioned upon receipt by the Indenture Trustee or the Securities Administrator, as applicable, of the following:

(i) An Issuer Order authorizing the execution and authentication of such Notes;

(ii) All of the items of Collateral that are to be delivered to the Indenture Trustee or the Securities Administrator, as provided herein or in the Servicing Agreement;

(iii) An executed counterpart from each party to each of the Trust Agreement, the Indenture, the Administration Agreement and the Sale and Servicing Agreement, respectively, and a certified copy of the Certificate of Trust;

(iv) Except to the extent provided in subsection (c) below, Opinions of Counsel addressed to the Indenture Trustee to the effect that:

(I) the Issuer has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware, and has power, authority and legal right to execute and deliver this Indenture and the other Operative Agreements to which it is a party;

(II) the issuance of the Notes has been duly and validly authorized by the Issuer;

(III) the Notes, when executed and authenticated in accordance with the provisions of this Indenture and delivered against payment therefor, will be the legal, valid and binding obligations of the Issuer pursuant to the terms of this Indenture and will be entitled to the benefits of this Indenture, and will be enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(IV) assuming due authorization, execution and delivery thereof by the Indenture Trustee, this Indenture has been duly executed and delivered by Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(V) the Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

(VI) the Issuer will not be characterized as a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation;

(VII) the provisions of the Indenture are sufficient to create a valid security interest in favor of the Indenture Trustee in the Collateral; and

(VIII) this Indenture has been duly qualified under the Trust Indenture Act.

(v) An Officer’s Certificate of the Depositor on behalf of the Issuer complying with the requirements of Section 11.01 and stating that:

(I) the Issuer is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject;

(II) any form UCC-1 filed or to be filed against the Issuer for the benefit of the Indenture Trustee with respect to the Collateral, shall contain a statement that a purchaser of a security interest in any Collateral described in such financing statement will violate the rights of the Indenture Trustee, as secured party, in such Collateral;

(III) attached thereto are true and correct copies of letters signed by the Rating Agencies to the effect that each Class of Notes being rated by it has been assigned the Required Rating; and

(IV) all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Notes have been complied with.

(vi) A letter from each Rating Agency confirming the Required Rating of each Class of Notes rated by such Rating Agency.

(c) The representations and warranties made pursuant to the Officer’s Certificate delivered pursuant to subsection (b)(v) above shall survive the discharge of this Indenture and may not be waived by any party hereto. The Opinions of Counsel to be delivered pursuant to subsection (b)(iv) above may differ from the Opinions of Counsel described in such subsection so long as such Opinions of Counsel so delivered are acceptable to the Rating Agencies and the Securities Administrator, which shall be conclusively evidenced by the Securities Administrator’s authentication and delivery of the Notes and the Rating Agencies’ issuance of their letters pursuant to subsection (b)(vi) above and such acceptable opinions shall be deemed to be the Opinions of Counsel required pursuant to subsection (b)(iv) above.

(d) The Notes that are authenticated and delivered by the Securities Administrator to or upon the order of the Issuer on the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date as a result of transfer or exchange or for any other purpose under the Indenture shall be dated the date of their authentication.

(e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03. Limitations on Transfer of the Notes. a) Except for a transfer made to TMI or an affiliate of TMI, no Privately Offered Note may be offered, sold, delivered or transferred (including, without limitation, by pledge or hypothecation) except (i) under Rule 144A under the Securities Act (“Rule 144A”) to qualified institutional buyers or “QIBs” purchasing for their own account or for the account of one or more QIBs, for whom they are authorized to act or (ii) to accredited investors or “AIs,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“Rule 501(a)”), purchasing for their own account or for the accounts of one or more AIs for whom they are authorized to act. Each Privately Offered Note shall bear a restrictive legend to the foregoing effect substantially in the form of the legends on the face of the form of Note at Exhibit A-2.

(b) Except for a transfer made to TMI or an affiliate of TMI, (i) no transfer of a Privately Offered Note in the form of a Definitive Note shall be made unless the Note Registrar shall have received a representation from the transferee of such Note, acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor (such requirement is satisfied only by the Note Registrar’s receipt of an investment letter from the transferee substantially in the form of Exhibit B-1 or Exhibit B-2, as applicable, hereto), to the effect that such transferee is not acquiring such Note for, or with the assets of, an employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or to Section 4975 of the Code or to any substantially similar law (“Similar Law”), or any entity deemed to hold the plan assets of the foregoing (collectively, “Benefit Plans”), (ii) no transfer of a Class [     ] Note (other than a Retained Class [     ] Note) in the form of a Definitive Note shall be made unless the Note Registrar shall have received a representation from the transferee of such Note, acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor (such requirement is satisfied only by the Note Registrar’s receipt of a transfer affidavit from the transferee substantially in the form of Exhibit C hereto) to the effect that its acquisition and holding of such Notes for, or with the assets of, a Benefit Plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 (each, an “Investor-Based Exemption”), the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law and (iii) in the case of a transfer of a Retained Class [     ] Note to a transferee other than TMI or an affiliate of TMI, no transfer of a Retained Class [     ] Note in the form of a Definitive Note shall be made unless the Note Registrar shall have received a representation from the transferee of such Note, acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor (such requirement is satisfied only by the Note Registrar’s receipt of a transfer affidavit from the transferee substantially in the form of Exhibit C hereto) to the effect that at the date of transfer, such Note is rated investment grade or better, such transferee believes that such Note is properly treated as indebtedness with substantial equity features for purposes of the Plan Assets Regulations (based in part on the issuance of an opinion of counsel of nationally recognized standing in the United States experienced in such matters that, under the relevant facts and circumstances, such Note will be classified as debt instruments for U.S. federal income tax purposes) and its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law.

(c) In the case of a Class [     ] Note that is a Book-Entry Note, for purposes of clauses (i), (ii) or (iii) of the preceding paragraph, such representations shall be deemed to have been made to the Note Registrar by the transferee’s acceptance of such Class [     ] Note that is also a Book-Entry Note (or the acceptance by a Note Holder of the beneficial interest in such Note).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Indenture Trustee, the Securities Administrator, the Note Registrar, the Issuer or the Depositor shall have any liability to any Person for any registration of transfer of any Note that is in fact not permitted by this Section 2.03(c) or for the Paying Agent making any payments due on such Note to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Indenture so long as such transfer was registered by the Note Registrar in accordance with the foregoing requirements. In addition, none of the Indenture Trustee, the Securities Administrator, the Note Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any Note in the form of a Book-Entry Note, and none of the Indenture Trustee, Securities Administrator, the Note Registrar or the Depositor shall have any liability for transfers of Class [     ] Notes as Book-Entry Notes or any interests therein made in violation of the restrictions on transfer described in this Section 2.03(c).

(d) In the event that a Note is transferred to a Person that does not meet the requirements of this Section 2.03, such transfer shall be of no force and effect, shall be void ab initio, and shall not operate to transfer any rights to such Person, notwithstanding any instructions to the contrary to the Issuer, the Note Registrar, the Indenture Trustee or any intermediary; and the Paying Agent shall not make any payments on such Note for as long as such Person is the Holder of such Note.

(e) The Note Registrar on behalf of the Depositor shall provide to any Holder of a Privately Offered Note and any prospective transferee designated by any such Holder, information regarding such Privately Offered Note and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Note without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Privately Offered Note desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Note Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws and any other restrictions specified in this Section 2.03.

The Note Registrar shall cause each Note to contain a legend substantially similar to the applicable legend provided in Exhibit A-1 or A-2 hereto, as applicable, stating that transfer of such Notes is subject to certain restrictions as set forth herein.

Section 2.04. Registration; Registration of Transfer and Exchange. The Issuer shall cause the Note Registrar to keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe and the restrictions on transfers of the Notes set forth herein, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Securities Administrator initially shall be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Securities Administrator is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Securities Administrator prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee and the Securities Administrator shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee and the Securities Administrator shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts or notional amounts, as applicable, and number of such Notes.

Subject to Section 2.03, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Securities Administrator or the Note Registrar on its behalf shall authenticate and the Noteholder shall be entitled to obtain from the Note Registrar on its behalf, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount or Percentage Interest.

At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount or Percentage Interest, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Securities Administrator or the Note Registrar on its behalf shall authenticate and the Noteholder shall be entitled to obtain from the Securities Administrator or the Note Registrar on its behalf, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.05 or 9.06 not involving any transfer.

The preceding provisions of this Section 2.04 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes for a period of fifteen (15) days preceding the Payment Date for any payment with respect to such Note.

Section 2.05. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Note Registrar such security or indemnity as may be required by it to hold the Issuer, the Indenture Trustee and the Note Registrar harmless, then, in the absence of actual notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and upon certification provided by the Holder of such Note that the requirements of Section 8-405 of the Uniform Commercial Code are met, the Issuer shall execute, and upon its request the Securities Administrator or the Note Registrar on its behalf shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called pursuant to exercise of the Clean-up Call Right or the Optional Notes Purchase Right, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee or the Note Registrar on its behalf shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Indenture Trustee or the Note Registrar in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer, the Indenture Trustee or the Note Registrar may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Securities Administrator, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Securities Administrator, the Indenture Trustee or the Note Registrar may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Securities Administrator, the Indenture Trustee or any agent of the Issuer, the Securities Administrator, the Indenture Trustee or the Note Registrar shall be affected by notice to the contrary.

Section 2.07. Payment of Principal and Interest. b) Each Class of Notes shall accrue interest at its respective Note Interest Rate as set forth in the Sale and Servicing Agreement, and such interest shall be payable on each Payment Date, subject to Section 3.01. Interest shall be computed on each Class of Class [     ] Notes on the basis of a [360-day year and the actual number of days elapsed in each Accrual Period] and in the case of the Privately Offered Notes, based on a [360-day year consisting of twelve (12) thirty (30) day months]. With respect to each outstanding Class of Class [     ] Notes, the Securities Administrator shall determine one-month LIBOR or one-year LIBOR, as applicable, for each applicable Accrual Period on the LIBOR Determination Date, in accordance with the provisions of the Sale and Servicing Agreement. All interest payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto and as among Classes of Notes shall be paid in the order of priority as set forth in Section 5.01 of the Sale and Servicing Agreement. Any installment of interest or principal payable on any Note shall be paid on the applicable Payment Date to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person’s address as it appears on the Note Register on such Record Date or, upon written request made to the Paying Agent at least five Business Days prior to the related Record Date, by the Holder of a Note by wire transfer in immediately available funds to an account specified in the request and at the expense of such Noteholder, except that, unless Definitive Notes have been issued pursuant to Section 2.12(b), with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Stated Maturity Date for such Class of Notes (and except for the Clean-Up Call Purchase Price for any Note called for redemption pursuant to Section 10.01(b) hereof or the Note Purchase Price for any Note being purchased pursuant to the Optional Notes Purchase Right pursuant to Section 10.01(a) hereof), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b) The principal amount of the Notes (other than any Interest Only Notes) shall be payable in installments on each Payment Date as provided herein and in such Notes, subject to Section 3.01. Notwithstanding the foregoing, the entire unpaid principal amount of a Class of Notes, together with any unpaid Class [     ] Deferred Amounts, shall be due and payable, if not previously paid, on the earlier of (i) the applicable Stated Maturity Date, (ii) the Clean-Up Call Date, or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Majority Priority Class Noteholders shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 hereof. In addition, if the Optional Notes Purchase Right is exercised, and the Note Purchase Price in connection therewith is provided to the Securities Administrator in accordance with Section 10.01(a) hereof, the then Holder of the Notes shall also receive its proportionate share of the Note Purchase Price as provided in Section 10.03 hereof.

(c) All principal payments on each Class of Notes (other than any Interest Only Notes) shall be made pro rata to the Noteholders of such Class entitled thereto based on their respective Note Principal Amounts immediately prior to that date and as among Classes of Notes shall be paid in the order of priority set forth in Section 5.01 of the Sale and Servicing Agreement. The Paying Agent shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile no later than five Business Days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes or the exercise of the Optional Notes Purchase Right shall be mailed to Noteholders as provided in Section 10.02.

Section 2.08. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall be delivered to the Note Registrar and shall be promptly cancelled by the Note Registrar. The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Note Registrar. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Note Registrar in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Note Registrar.

Section 2.09. Release of Collateral. c) Except as otherwise provided in subsection (b) of this Section and the other Operative Agreements, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt by it of an Issuer Request accompanied by (i) an Officer’s Certificate, (ii) an Opinion of Counsel, (iii) certificates in accordance with TIA Sections 314(c) and (d)(1), and (iv)(A) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or (B) an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash.

(b) A Servicer (or if such Servicer does not do so, the Master Servicer), on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the related Mortgaged Property at any time (i) after a payment by the Seller, the Initial Seller or TMI of the Purchase Price of the Mortgage Loan, (ii) after a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Amount, if any, has been received by the Issuer, (iii) after liquidation of the Mortgage Loan in accordance with the Sale and Servicing Agreement and the deposit of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds in the Collection Account, (iv) upon the termination of a Mortgage Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property), or (v) as contemplated by Article III of the Sale and Servicing Agreement. The Indenture Trustee shall release any such Collateral upon a request to release executed by the Master Servicer or a Servicer, as applicable, and an Officer’s Certificate to the effect that the requirements for release have been met.

(c) The Indenture Trustee shall, if requested by a Servicer or the Master Servicer, temporarily release or cause the Custodian temporarily to release to such party the Mortgage File pursuant to the provisions of Section 3.07 of the Sale and Servicing Agreement.

Section 2.10. Book-Entry Notes. Each Class of Class [     ] Notes will be issued in the form of typewritten Notes or Global Securities representing Book-Entry Notes, to be delivered to the Note Registrar, as custodian for the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner of Book-Entry Notes thereof will receive a Definitive Note representing such Note Owner’s interest in such Book-Entry Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Note Owners of Book-Entry Notes pursuant to Section 2.12:

(i) the provisions of this Section shall be in full force and effect;

(ii) the Note Registrar, the Indenture Trustee and the Securities Administrator shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Book-Entry Notes and the giving of instructions or directions hereunder) as the sole holder of the Book-Entry Notes, and shall have no obligation to the Owners of Book-Entry Notes;

(iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv) the rights of Owners of Book-Entry Notes shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners of Book-Entry Notes and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued to Holders of Class [     ] Notes, pursuant to Section 2.12, neither the Indenture Trustee nor the Note Registrar shall register any transfer of a beneficial interest in a Book-Entry Note; and the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to such Clearing Agency Participants; and

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Class [     ] Notes evidencing a specified percentage of the Outstanding Balance of the Notes (or the Priority Class Notes), the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners of Book-Entry Notes and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Notes and has delivered such instructions to the Note Registrar.

Section 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Owners of Book-Entry Notes pursuant to Section 2.12, the Note Registrar shall give all such notices and communications specified herein to be given to Owners of Book-Entry Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

Section 2.12. Definitive Notes. (a) The Privately Offered Notes shall solely be issued in the form of Definitive Notes and shall be registered initially in the Note Register in the name of TMI, or its designee.

(b) In addition, if (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to Class [     ] Notes held in the form of Book-Entry Notes and the Issuer is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default hereunder, Note Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Balance of the Book-Entry Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Owners of Book-Entry Notes and the Note Registrar of the occurrence of any such event and of the availability of Definitive Notes to Owners of Book-Entry Notes requesting the same. Upon surrender to the Note Registrar of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Securities Administrator shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar, the Securities Administrator or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

(c) Upon the issuance of Definitive Notes, the Indenture Trustee, the Securities Administrator and the Note Registrar shall recognize the Holders of such Definitive Notes as Noteholders.

Section 2.13. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes (other than the Privately Offered Notes) will qualify as indebtedness of the Issuer secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder (other than a Holder of a Privately Offered Note), by its acceptance of a Note (and each applicable Note Owner by its acceptance of an interest in the related Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Section 2.14. Restrictions on Transfer and Retention of Beneficial Ownership Interest in the Privately Offered Notes. d)  TMI will be the initial Note Owner of a 100% Percentage Interest in each of the Privately Offered Notes and, pursuant to the Trust Agreement, the initial “Certificateholder” (as such term is defined in the Trust Agreement) of a 100% Percentage Interest in the Ownership Certificates. TMI (or any other Certificateholder or Holder of the Privately Offered Notes) is hereby prohibited from transferring and agrees not to transfer any beneficial ownership interest in any Privately Offered Note or the Ownership Certificates, except as provided in subsection (b) below.

(b) Any sale, transfer, pledge or other disposition of any beneficial ownership interest in (i) any Privately Offered Note may only be effectuated in conjunction with a simultaneous sale, transfer, pledge or other disposition of an equal Percentage Interest in (A) all other classes of Privately Offered Notes then Outstanding and (B) the Ownership Certificates, and (ii) the Ownership Certificates may only be effectuated in conjunction with a simultaneous sale, transfer, pledge or other disposition of an equal Percentage Interest in all classes of the Privately Offered Notes then Outstanding, unless in each case the prospective transferee of such beneficial ownership interest furnishes to the Note Registrar an Opinion of Counsel concluding that such sale, transfer, pledge or other disposition will not cause the Trust to become subject to federal income tax as a corporation. No sale, transfer, pledge or other disposition of any beneficial ownership interest in any Privately Offered Note shall be in respect of less than a 10% Percentage Interest in such Privately Offered Note. TMI (or such other Holder of the Ownership Certificates) is hereby required to notify the Indenture Trustee and the Note Registrar of any sale, transfer, pledge or other disposition or retention of the Ownership Certificates or any Privately Offered Notes in contravention of these restrictions.

(c) In connection with any sale, transfer, pledge or other disposition of all or a portion of the Privately Offered Notes pursuant to subsection (b) above, the transferee shall certify to the Note Registrar, the Indenture Trustee and the Securities Administrator in an investment letter substantially in the form attached hereto as Exhibit B-1 or Exhibit B-2, as applicable, that such transfer has been made in accordance with subsection (b) above and shall agree to indemnify the Issuer, the Indenture Trustee, the Securities Administrator, the Note Registrar and the Depositor against any liability that may result if the transfer was made in contravention of subsection (b) above.

(d) If any purported transferee shall become a Holder in violation of the provisions of this Section 2.14, then upon receipt of written notice to the Note Registrar and the Paying Agent that the registration of transfer of the Privately Offered Notes to such Holder was not in fact permitted by this Section, then the transfer to that Holder shall be void ab initio and the last preceding Holder that was and that continues to be an eligible Holder in accordance with the provisions of this Section shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Privately Offered Notes. The Note Registrar shall be under no liability to any Person for any registration of transfer of any Privately Offered Note that is in fact not permitted by this Section, for making any payment due on any such Privately Offered Note to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Indenture so long as the transfer relates to a simultaneous transfer of an equal Percentage Interest in all Outstanding Classes of Privately Offered Notes and Ownership Certificates or the Note Registrar receives the Opinion of Counsel described in subsection (b) above.

ARTICLE III

COVENANTS

Section 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on, and any other amounts due in respect of, the Notes in accordance with the terms of the Notes, the Sale and Servicing Agreement and this Indenture. Without limiting the foregoing, unless the Notes have been declared due and payable pursuant to Section 5.02 and monies collected by the Securities Administrator are being applied in accordance with Section 5.04(b), subject to and in accordance with Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Payment Account on a Payment Date and deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Notes, to the Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral as provided in this Indenture. The Issuer shall not otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, trustees or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

Section 3.02. Maintenance of Office or Agency. The Note Registrar on behalf of the Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. As of the Closing Date, the Note Registrar designates the following office for such purposes: [     ].

Section 3.03. Money for Payments to be Held in Trust. As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Payment Account pursuant to Section 5.01 of the Sale and Servicing Agreement shall be made on behalf of the Issuer by the Securities Administrator or by another Paying Agent, and no amounts so withdrawn from the such account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

On or before the Business Day preceding each Payment Date, the Issuer shall deposit or cause to be deposited in the Note Payment Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Securities Administrator) shall promptly notify the Securities Administrator of its action or failure so to act.

The Securities Administrator is hereby appointed the initial Paying Agent. Any successor Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee and the Securities Administrator. Any successor Paying Agent appointed by the Issuer shall be a Person that would be eligible to be the indenture trustee hereunder as provided in Section 6.11. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee or the Securities Administrator) that is not, at the time of such appointment, a Depository Institution. The Issuer shall give prior written notice to the Indenture Trustee of the appointment of new or additional paying agents for the Notes, the location and any change in the location of any such office or agency.

The Issuer shall cause each Paying Agent other than the Indenture Trustee or the Securities Administrator to execute and deliver to the Indenture Trustee and the Securities Administrator an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee or the Securities Administrator acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided and as is provided in the Sale and Servicing Agreement;

(ii) give the Indenture Trustee and Securities Administrator notice of any default by the Issuer of which the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to reporting requirements applicable to original issue discount, the accrual of market discount or the amortization of premium on the Notes, the Securities Administrator shall have first provided the calculations pertaining thereto and the amount of any resulting withholding taxes to the Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Securities Administrator all sums held in trust by such Paying Agent, such sums to be held by the Securities Administrator upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Securities Administrator, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Securities Administrator or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee, the Securities Administrator or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York (including, but not limited to, The Bond Buyer), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee, the Securities Administrator or Paying Agent shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee, the Securities Administrator or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04. Existence. (a) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

(b) Any successor to the Owner Trustee appointed pursuant to Section 9.03 of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

(c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

Section 3.05. Protection of Collateral. The Issuer will from time to time execute, deliver and file all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments solely at the expense of the Issuer, and will take such other action necessary or advisable to:

(i) provide further assurances with respect to the grant of all or any portion of the Collateral;

(ii) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any rights with respect to the Collateral; or

(v) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in such Collateral against the claims of all Persons and parties.

The Issuer hereby designates the Securities Administrator, its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument provided to the Securities Administrator by the Depositor and required to be executed pursuant to this Section 3.05.

Section 3.06. Opinions as to Collateral. On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that either, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to make effective the lien and security interest of this Indenture, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective. In addition to any other requirements under the Trust Indenture Act, the Issuer shall furnish to the Securities Administrator, at least once every two years and six months after the Closing Date, an Opinion of Counsel to the effect that either, in the opinion of such counsel, such action has been taken with respect to the recording, filing, refilling, re-recording and refilling of this Indenture as is necessary to maintain the lien of this Indenture, or stating that, in the opinion of such counsel, no such action is necessary to maintain such lien.

Section 3.07. Performance of Obligations. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

(b) The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Administrator or the Depositor under the Administration Agreement) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Securities Administrator in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Securities Administrator and the Depositor pursuant to the Administration Agreement to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Operative Agreements to which it is a party and in the instruments and agreements included in the Collateral, including but not limited to filing or causing to be filed all financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein and recording or causing to be recorded all Mortgages, Assignments of Mortgage, all intervening Assignments of Mortgage and all assumption and modification agreements required to be recorded by the terms of the Sale and Servicing Agreement, in accordance with and within the time periods provided for in this Indenture and/or the Sale and Servicing Agreement, as applicable. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Operative Agreement or any provision thereof without the consent of the Indenture Trustee and the Holders of a majority of the Outstanding Balance of the Notes.

(d) If a responsible officer of the Owner Trustee shall have written notice or actual knowledge of the occurrence of an Event of Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Securities Administrator and each Rating Agency thereof, and shall specify in such notice the actions, if any, the Issuer is taking with respect to such default.

(e) As promptly as possible after the giving of notice of termination to the Master Servicer of the Master Servicer’s rights and powers pursuant to Section 7.01 of the Sale and Servicing Agreement, the Indenture Trustee shall proceed in accordance with Sections 7.01 and 7.02 of the Sale and Servicing Agreement

(f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the Securities Administrator or the Holders of at least a majority in Outstanding Balance or Percentage Interest of the Noteholders affected thereby, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Operative Agreements (except to the extent otherwise provided in any such Operative Agreement), or waive timely performance or observance by any of the Securities Administrator, the Master Servicer or the Depositor of its respective duties under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, payments that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes affected thereby. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Securities Administrator may deem necessary or appropriate in the circumstances.

Section 3.08. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i) except as expressly permitted by this Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreements or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Securities Administrator;

(ii) claim any credit on, or make any deduction from the principal, interest or other amounts payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(iii) engage in any business or activity other than as permitted by the Trust Agreement or the Sale and Servicing Agreement or other than in connection with, or relating to, the issuance of Notes pursuant to this Indenture, or take any action under Section 5.06 of the Trust Agreement that requires prior written consent of the Noteholders without such consent;

(iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case with respect to any Collateral and arising solely as a result of an action or omission of a borrower or as otherwise permitted in the Sale and Servicing Agreement) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien or as otherwise permitted in the Sale and Servicing Agreement) security interest in the Collateral;

(v) remove the Securities Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal; or

(vi) take any action or fail to take any action that would result in an imposition of tax on the Issuer.

Section 3.09. Annual Statement as to Compliance. So long as the Notes are outstanding, the Issuer will deliver to the Securities Administrator, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year [     ]), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10. Treatment of Notes as Debt for Tax Purposes. The Issuer shall, and shall cause the Securities Administrator and the Indenture Trustee to, treat the Notes (other than the Privately Offered Notes) as indebtedness for all federal, state and local tax purposes (except that any Class [     ] Note held by a person that, for federal income tax purposes, owns or is treated as owning a 100% Percentage Interest of the Ownership Certificates shall not be treated as outstanding indebtedness for such purposes).

Section 3.11. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Collateral in the manner contemplated by this Indenture and the other Operative Agreements and activities incidental thereto.

Section 3.12. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes.

Section 3.13. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.14. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.15. Removal of Securities Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Securities Administrator without cause.

Section 3.16. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, the Issuer may make, or cause to be made, payments and distributions as contemplated by, and to the extent funds are available for such purpose under, this Indenture, the Sale and Servicing Agreement, the Trust Agreement or any other Operative Agreement. The Issuer will not, directly or indirectly, make payments to or cause to be made payments to or distributions from the Trust Accounts except in accordance with this Indenture and the other Operative Agreements.

Section 3.17. Notice of Events of Default. The Issuer shall promptly, and in no event more than three Business Days following such event, give the Securities Administrator, the Indenture Trustee and each Rating Agency written notice of each Event of Default hereunder, and each default on the part of the Securities Administrator, the Master Servicer, a Servicer or the Depositor of its obligations under the Sale and Servicing Agreement, to the extent a responsible officer of the Owner Trustee shall have written notice or actual knowledge thereof.

Section 3.18. Further Instruments and Acts. Upon request of the Indenture Trustee or the Securities Administrator, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.19. Covenants of the Issuer. All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee in its individual capacity. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, executing this Indenture on behalf of the Issuer solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

Section 3.20. Representations and Warranties of the Issuer. (a) With respect to the Collateral, the Issuer represents and warrants that:

(i) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the “UCC”)) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii) The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

(iii) Immediately prior to the pledge hereunder, the Issuer owns and has good title to the Collateral free and clear of any lien, claim or encumbrance of any Person;

(iv) The Issuer has received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral hereunder to the Indenture Trustee;

(v) All original executed copies of each Mortgage Note (or a lost note affidavit, where applicable) have been or will be delivered to the Indenture Trustee (or its custodian), as set forth in the Sale and Servicing Agreement;

(vi) The Issuer has received a written acknowledgement from the Indenture Trustee (or its custodian) that it is holding the Mortgage Loans solely on behalf and for the benefit of the Indenture Trustee;

(vii) the Issuer has caused or will have caused, within ten days from the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder;

(viii) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the collateral covering the Collateral other than a financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer; and

(ix) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(b) The representations and warranties set forth in this Section 3.20 shall survive the Closing Date and shall not be waived.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Paying Agent under Section 3.03 and of the Securities Administrator under Section 4.02) and (v) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee or the Securities Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when either (a) the Sale and Servicing Agreement has been terminated pursuant to Article X thereof or (b)

(I) either

(A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Securities Administrator for cancellation; or

(B) all Notes not theretofore delivered to the Securities Administrator for cancellation

(i) have become due and payable,

(ii) will become due and payable at the applicable Maturity Date within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Securities Administrator for the giving of notice of redemption by the Securities Administrator in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Securities Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Securities Administrator or the Note Registrar for cancellation when due to the Maturity Date or Clean-up Call Date (if the Notes are called for redemption pursuant to Section 10.01 hereof), as the case may be;

(II) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer;

(III) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel (at the Issuer’s expense) and (if required by the TIA as confirmed in the Officer’s Certificate of the Issuer) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 hereof and, subject to Section 11.02 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with; and

(IV) the Issuer has delivered to each Rating Agency notice of such satisfaction and discharge.

The Indenture Trustee, on demand of and at the expense of the Issuer, shall execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, and shall pay, or assign or transfer and deliver, to or at the direction of the Issuer, all Collateral held by it after satisfaction of the conditions specified in clauses (I)(B), (II) and (III) above.

Section 4.02. Application of Trust Money. All moneys deposited with the Securities Administrator pursuant to Sections 3.03 and 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Securities Administrator may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Securities Administrator, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

Section 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Securities Administrator to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 4.04. Trust Money Received by Indenture Trustee. If the Indenture Trustee receives any moneys in respect of the Collateral (other than with respect to any amounts in respect of any payments or reimbursements of fees, expenses or indemnity amounts properly owing to the Indenture Trustee pursuant to the terms of any of the Operative Agreements), the Indenture Trustee shall remit such funds promptly to the Securities Administrator.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.01. Events of Default. (a)  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) Default for one month or more in the payment of any Current Interest on any Class of Notes then outstanding when the same becomes due and payable under Section 5.01 of the Sale and Servicing Agreement;

(ii) failure to pay the entire principal amount of any Note when the same becomes due and payable under the Sale and Servicing Agreement or on the applicable Maturity Date;

(iii) failure to observe or perform any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

(iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing; or

(vi) the transfer by any Holder of a beneficial ownership interest in the Ownership Certificates and the Privately Offered Notes in contravention of the transfer restrictions applicable to the Ownership Certificates and the Privately Offered Notes pursuant to Section 2.14, such that the Issuer is subject to federal corporate income or similar tax.

(b) The Issuer shall deliver to the Indenture Trustee and the Securities Administrator, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto. The Securities Administrator shall promptly deliver to the Indenture Trustee written notice of any Default or Event of Default of which it has actual knowledge.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, then and in every such case the Indenture Trustee may, or shall, at the direction of the Majority Priority Class Noteholders, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest on the Notes through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided in this Article V, the Majority Priority Class Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Securities Administrator a sum sufficient to pay:

(I) all payments of principal of and interest on all affected Priority Class Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(II) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

The Holders of Non-Priority Class Notes shall have no right to exercise any Noteholders’ rights referred to in this Article V, except to the extent expressly provided herein.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a)  The Issuer covenants that if (i) default is made in the payment of any Current Interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal amount of any Note when the same becomes due and payable on the applicable Maturity Date, the Issuer will, upon demand of the Indenture Trustee, pay to the Securities Administrator, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by such Notes and, in addition thereto, pay to the Indenture Trustee such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may, and shall, at the direction of the Majority Priority Class Noteholders institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer upon such Notes and collect in the manner provided by law out of the property of the Issuer upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, or shall, at the direction of the Majority Priority Class Noteholders, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf;

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property; and

(v) to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Securities Administrator and, in such event or in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred by it or its agents, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee may, and at the direction of the Majority Priority Class Noteholders shall, do one or more of the following (subject to Section 5.05):

(i) institute Proceedings in its own name (as Indenture Trustee) and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any Collateral following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of all Outstanding Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Balance of the Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain (at the cost of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall remit such money or property to the Securities Administrator (other than amounts owing to it pursuant to clause first below), and the Securities Administrator shall pay out such money or property in the following order:

first: in the following order, to the Indenture Trustee, for any indemnity expenses, costs or expenses, including any reasonable out-of-pocket attorneys’ fees and expenses, incurred by it in connection with the enforcement of the remedies provided for in this Article V and for any other unpaid amounts due to the Indenture Trustee hereunder or under any other Operative Agreement; to the Custodian, the Securities Administrator and the Master Servicer, to the extent of any fees and expenses due and owing to each of them under any Operative Agreement; and to the Owner Trustee, to the extent of any fees and expenses due and owing to it (including pursuant to Section 7.03 of the Trust Agreement) and for any other unpaid amounts due to the Owner Trustee hereunder or under the Sale and Servicing Agreement;

second: to the Master Servicer and the Servicers for any Master Servicing Fees or Servicing Fees then due and unpaid and any unreimbursed Monthly Advances and other servicing advances;

third: to the applicable parties, any other outstanding expenses of the Trust remaining unpaid;

fourth: to the Notes, all accrued and unpaid interest thereon and amounts in respect of principal paid to the Trust, in each case according to the priorities set forth in Section 5.01 of the Sale and Servicing Agreement; provided, however, that no payments shall be made to the Holders of the Subordinated Notes or the Interest Only Notes under this Section 5.04(b) until all remaining amounts of principal and accrued and unpaid interest have been paid to the Holders of the Class [     ] Notes; and

fifth: to the Certificate Paying Agent for any amounts to be distributed to the Holders of the Ownership Certificates.

The Securities Administrator may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 5.05. Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion (at the expense of the Issuer) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.06. Limitation of Suits. Other than as otherwise expressly provided herein, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Outstanding Balance of the Priority Class Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Balance of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Balance of the Notes, the Indenture Trustee shall take the action requested by the Holders of the largest percentage in Outstanding Balance of the Notes and, if there is no single largest percentage in Outstanding Balance of the Notes, in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, interest, if any, and Class [     ] Deferred Amounts, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of exercise of a Clean-Up Call Right or Optional Notes Purchase Right, on or after the applicable Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11. Control by Noteholders. Except as otherwise provided in Section 5.02, the Majority Priority Class Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by Holders of Notes representing not less than 100% of the Outstanding Balance of the Notes;

(iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Balance of the Notes to sell or liquidate the Collateral shall be of no force and effect; and

(iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of the Noteholders set forth in this Section, subject to Section 6.01(g), the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action. In the event the Indenture Trustee takes any action or follows any direction pursuant to this Indenture, the Indenture Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction in accordance with Section 6.07.

Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Priority Class Noteholders may waive, in writing, any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Balance or Percentage Interest of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of exercise of a Clean-Up Call Right or Optional Notes Purchase Right, on or after the applicable Redemption Date).

Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee and remitted to the Securities Administrator shall be applied by the Securities Administrator in accordance with Section 5.04(b).

Section 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Issuer’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller, the Initial Seller, the Depositor, the Securities Administrator, the Master Servicer or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreements and the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Initial Seller, the Depositor, the Securities Administrator, the Master Servicer or a Servicer, as applicable, under the Mortgage Loan Purchase Agreements and Sale and Servicing Agreement and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Initial Seller, the Depositor, the Securities Administrator, the Master Servicer or a Servicer, as applicable, of each of their applicable obligations under the Mortgage Loan Purchase Agreements and the Sale and Servicing Agreement.

(b)  If an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Majority Priority Class Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, the Securities Administrator, the Master Servicer or a Servicer under or in connection with the Sale and Servicing Agreement or the Seller or Initial Seller under or in connection with the Mortgage Loan Purchase Agreements, including the right or power to take any action to compel or secure performance or observance by the Seller, the Initial Seller, the Depositor, the Securities Administrator, the Master Servicer or a Servicer, of each of their respective obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture on its part to be performed and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and on their face conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture or upon a direction received by it from the requisite Noteholders pursuant to Article V; and

(iv) the Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of (a) any failure by the Issuer to comply with its obligations hereunder or in the other Operative Agreements or (b) any Default or Event of Default, unless a Responsible Officer of the Indenture Trustee assigned to and working in its corporate trust department obtains actual knowledge of such Default or Event of Default or shall have received written notice thereof. In the absence of such actual knowledge or notice, the Indenture Trustee may conclusively assume that there is no Default or Event of Default.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section.

(e) The Indenture Trustee shall not be liable for indebtedness evidenced by or arising under any of the Operative Agreements, including principal of or interest on the Notes, or interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Indenture Trustee (if any) need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g) No provision of this Indenture shall require the Indenture Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Indenture Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses.

(h) Every provision of this Indenture or any other Operative Agreement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section, Section 6.02 and to the provisions of the TIA.

(i) Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Indenture Trustee shall execute and deliver the Sale and Servicing Agreement and such other documents and instruments as shall be necessary or appropriate in accordance with its duties and obligations under this Indenture.

(k) The Indenture Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Indenture Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Indenture Trustee pursuant to this Indenture or any other Operative Agreement, and (ii) in accordance with any document or instruction delivered to the Indenture Trustee pursuant to the terms of this Indenture or any other Operative Agreement; and no implied duties or obligations shall be read into this Indenture or any other Operative Agreement against the Indenture Trustee. The Indenture Trustee shall have no responsibility to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Indenture or any other Operative Agreement or to prepare or file any tax return for the Trust. The Indenture Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Collateral that result from actions by, or claims against itself (in its individual capacity, and not in the capacity of Indenture Trustee) that are not related to the administration of the Collateral.

(l) In the absence of bad faith, negligence or willful misconduct on the part of the Indenture Trustee or the Securities Administrator, neither the Indenture Trustee nor the Securities Administrator shall be responsible for the application of any money by any Paying Agent other than the Indenture Trustee or the Securities Administrator, respectively. Neither the Indenture Trustee nor the Securities Administrator shall have any liability or responsibility for the acts or omissions of the other Person, it being understood that this Indenture shall not be construed to render them agents of one another.

Section 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on and shall be protected in acting in good faith upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall not be at the expense of the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel. Any Opinion of Counsel with respect to legal matters relating to this Indenture, any Operative Agreement and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel. The Issuer shall be responsible for the reasonable costs and expenses of any such counsel. The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or in any Operative Agreement shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of such agent, attorney, custodian or nominee appointed by the Indenture Trustee with due care.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) In the event that the Indenture Trustee is also acting as Paying Agent or Note Registrar hereunder or under any other Operative Agreement, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall be afforded to such Paying Agent or Note Registrar.

(f) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document, unless requested to do so in writing by Holders of Notes representing not less than 25% of the Outstanding Balance of the Notes and provided that such Holders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred thereby.

(g) The Indenture Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) The permissive rights of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as duties.

Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity other than as Indenture Trustee may, and in its capacity as Indenture Trustee may not, become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must meet the eligibility criteria of Section 6.11.

Section 6.04. Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any of the Operative Agreements or the Notes or the sufficiency of the Collateral; it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture, any other Operative Agreement or in any other document issued in connection with the sale of the Notes or in the Notes.

Section 6.05. Notice of Defaults. If a Default occurs and is continuing and if a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall give written notice thereof to the Securities Administrator who shall provide notice to each Noteholder within thirty (30) days after it acquires knowledge thereof.

Section 6.06. Reports by Securities Administrator to Holders. The Securities Administrator shall deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns and shall file such information returns with the Internal Revenue Service with respect to payments or accruals of interest on the Notes as are required to be filed under the Code or applicable Treasury Regulations.

Section 6.07. Compensation and Indemnity. The Indenture Trustee shall be entitled, as compensation for its services, the Indenture Trustee Fee to be paid by the Master Servicer as provided in the Sale and Servicing Agreement. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee and any co-trustee shall be reimbursed on behalf of the Issuer from funds in the Accounts, as provided in the Sale and Servicing Agreement, for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (as provided in the Sale and Servicing Agreement) and indemnity payments. Reimbursable expenses under this Section shall include the reasonable compensation and expenses, disbursements and advances, if any, of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee, any co-trustee and their respective employees, directors and agents, as provided in the Sale and Servicing Agreement and from funds in the Accounts, against any and all claims, losses, liabilities or expenses (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any other Operative Agreement. The Indenture Trustee or co-trustee, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the co-trustee, as applicable, to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee and any co-trustee may have separate counsel fees and expenses of such counsel shall be payable on behalf of the Issuer from funds in the Accounts. The Issuer shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or any co-trustee, as applicable, through the Indenture Trustee’s or co-trustee’s, as the case may be, own willful misconduct, negligence or bad faith.

The Issuer’s obligations to the Indenture Trustee and any co-trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the termination of this Indenture. When the Indenture Trustee or any co-trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by giving 90 days’ written notice thereof to the Depositor, the Issuer, the Securities Administrator, each Noteholder and each Rating Agency. The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged to be bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee that satisfies the eligibility requirements of Section 6.11.

The retiring Indenture Trustee agrees to cooperate with any successor Indenture Trustee in effecting the termination of the resigning or removed Indenture Trustee’s responsibilities and rights hereunder and shall promptly provide such successor Indenture Trustee all documents and records reasonably requested by it to enable it to assume the Indenture Trustee’s functions hereunder.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Section 6.09. Successor Indenture Trustee or the Securities Administrator by Merger. (a)  If the Indenture Trustee or the Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, as applicable, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee or successor Securities Administrator, as the case may be; provided that such corporation or banking association shall be otherwise qualified and eligible hereunder and under any other Operative Agreement. The Indenture Trustee or the Securities Administrator, as applicable, shall provide each Rating Agency prior written notice of any such transaction.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Securities Administrator shall succeed to the obligations of the Securities Administrator under this Indenture any of the Notes which shall have been authenticated by the Securities Administrator but not delivered, any such successor to the Securities Administrator may adopt the certificate of authentication of any predecessor securities administrator and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Securities Administrator may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Securities Administrator; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Securities Administrator shall have.

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) Notwithstanding the foregoing, no such co-trustee or separate trustee shall be vested with any powers, rights or remedies under this Indenture unless such party has agreed to comply with Section 6.14(c) of this Indenture to the extent applicable to it.

Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times (i) satisfy the requirements of TIA Section 310(a), (ii) have a combined capital and surplus of at least $100,000,000 as set forth in its most recently published annual report of condition, (iii) have a long-term debt rating equivalent to “A” or better by the Rating Agencies or be otherwise acceptable to the Rating Agencies and (iv) not be an Affiliate of the Issuer or the Owner Trustee. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 6.12. Representations and Warranties. The Indenture Trustee hereby represents that:

(a) the Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(b) the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(c) the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

(d) to the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.13. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 6.14. Reporting Requirements of the Commission. (a) The Paying Agent shall provide the assessments, attestations, certificates and other notices required by this section 6.14.

(a) Assessment of Compliance.

(i) By March 15 of each year, commencing in March [     ], the Paying Agent, at its own expense, shall furnish, and shall cause any Subservicer or Subcontractor engaged by it to furnish, at its own expense, to the Sponsor, the Depositor, the Owner Trustee and the Securities Administrator, a report on an assessment of compliance with the Relevant Servicing Criteria as set forth on Exhibit K to the Sale and Servicing Agreement that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.19(b) of the Sale and Servicing Agreement, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. The Depositor may rely on such certification provided by the Paying Agent in signing a Sarbanes Certification and causing such certification to be filed with the Commission.

(ii) When the Paying Agent (and any Subservicer or Subcontractor engaged by such party) submit their assessments, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 6.14) of each Subservicer or Subcontractor engaged by such party and shall indicate what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Subservicer or Subcontractor.

(b) By March 15 of each year, commencing in March [     ], the Paying Agent, at its own expense, shall cause, and shall cause any Subservicer or Subcontractor engaged by it to cause, at its own expense, a registered public accounting firm (which may also render other services to the Securities Administrator) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Sponsor, the Depositor, the Securities Administrator and the Owner Trustee, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(c) Each of the Indenture Trustee and the Paying Agent shall promptly notify the Sponsor, the Owner Trustee, the Securities Administrator and the Depositor (i) of any legal proceedings pending against the Indenture Trustee or the Paying Agent of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Indenture Trustee or the Paying Agent shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit E to the Trust Agreement.

(d) The Paying Agent shall give prior written notice to the Sponsor, the Owner Trustee, the Securities Administrator and the Depositor of the appointment of any Subcontractor by such party and a written description (in form and substance satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by such party specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor. The Paying Agent agrees to indemnify the Sponsor, the Depositor, the Issuer, the Securities Administrator and the Master Servicer, and each of their respective directors, officers, employees and agents and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of this subsection or any failure by the Paying Agent, to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 6.14.

(e) The Paying Agent shall deliver to the Sponsor, the Depositor, the Securities Administrator and the Owner Trustee on or before March 15 of each year, commencing on March 15, [     ], an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such party during the preceding calendar year or portion thereof and its performance under this Indenture, (ii) to the best of such Servicing Officer’s knowledge, based on such review, the Paying Agent has performed and fulfilled its duties, responsibilities and obligations under this Indenture, in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Paying Agent has failed to perform any of its duties, responsibilities and obligations under this Indenture, in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01. Issuer To Furnish Names and Addresses of Noteholders. The Note Registrar will furnish or cause to be furnished to the Securities Administrator and the Indenture Trustee or at the Indenture Trustee’s or the Securities Administrator’s direction (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee or the Securities Administrator may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee or the Securities Administrator may request in writing, within 30 days after receipt by the Note Registrar of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee or the Securities Administrator is the Note Registrar, no such list shall be required to be furnished to the applicable Person.

Section 7.02. Preservation of Information; Communications to Noteholders. (a) The Note Registrar shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee and the Securities Administrator as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Securities Administrator in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished. If three or more Noteholders, or one or more Holders of a Class of Notes evidencing not less than 25% of the Outstanding Balance thereof (hereinafter referred to as “Applicants”), apply in writing to the Securities Administrator, and such application states that the Applicants desire to communicate with other holders with respect to their rights under this Indenture or under the Notes, then the Securities Administrator shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Holders. Every Holder, by receiving and holding a Note, agrees with the Issuer, the Securities Administrator, the Note Registrar and the Indenture Trustee that none of the Issuer, the Securities Administrator or the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders under this Indenture, regardless of the source from which such information was derived.

(b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuer, the Indenture Trustee, Securities Administrator and the Note Registrar shall have the protection of TIA Section 3l2(c).

Section 7.03. Reports by Issuer. (a) The Issuer shall:

(i) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations. Delivery of such information, documents and reports to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates); and

(ii) supply to the Indenture Trustee and the Securities Administrator (and the Securities Administrator on behalf of the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c) to the extent required by applicable law) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clause (i) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04. Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 1, beginning with March 1, [     ], the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee or the Securities Administrator pursuant to this Indenture. The Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Securities Administrator may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02. Note Payment Account and Certificate Distribution Account. (a) On or prior to the Closing Date, the Securities Administrator shall establish and maintain the Note Payment Account in the name of [     ], as Securities Intermediary for the benefit of the Indenture Trustee and the Noteholders, and the Certificate Distribution Account in the name of the Issuer, as provided in Article V of the Sale and Servicing Agreement and Article IV of the Trust Agreement, respectively.

(b) On each Payment Date, including a Redemption Date, the Paying Agent (or, if the Securities Administrator acts as Paying Agent, the Securities Administrator) shall distribute all amounts on deposit in the Note Payment Account as provided in Section 5.01 of the Sale and Servicing Agreement.

(c) On each Payment Date, including a Redemption Date, the Securities Administrator hereby authorizes the Owner Trustee or the Certificate Paying Agent, as applicable, to make the distributions from the Certificate Distribution Account as required pursuant to Section 4.05 of the Sale and Servicing Agreement and Section 4.02 of the Trust Agreement.

Section 8.03. General Provisions Regarding Accounts. Funds in the Note Payment Account maintained by the Securities Administrator shall be invested as provided in the Sale and Servicing Agreement.

Section 8.04. Release of Collateral. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture and the Sale and Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) At such time as the Securities Administrator notifies the Indenture Trustee in writing that there are no Notes outstanding and all sums due to the Noteholders pursuant to the Sale and Servicing Agreement and any fees and expenses of the Indenture Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Owner Trustee and the Servicers pursuant to this Indenture or any other Operative Agreement have been paid, the Indenture Trustee shall release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture, and the Securities Administrator shall release to the Issuer or any other Person entitled thereto any funds then on deposit in the Note Payment Account. The Indenture Trustee shall release property from the lien of this Indenture and the Securities Administrator shall release the remaining funds on deposit in the Note Payment Account pursuant to this subsection (b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01 hereof each of which documents and opinions shall be at the expense of the Issuer.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes but with prior notice to each Rating Agency, the Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Securities Administrator, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) (A) to cure any ambiguity, (B) to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provisions herein or in any supplemental indenture or to conform the provisions hereof to those of an Offering Document, (C) to obtain or maintain a rating for a Class of Notes from a nationally recognized statistical rating organization, (D) to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (D) of this subparagraph (v) shall adversely affect in any material respect the interests of any Holder not consenting thereto;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) A letter from each Rating Agency addressed and delivered to the Indenture Trustee to the effect that any supplemental indenture entered into pursuant to this Section 9.01 will not cause the then-current ratings on the Notes to be qualified, reduced or withdrawn shall constitute conclusive evidence that such amendment does not adversely affect in any material respect the interests of the Noteholders.

Section 9.02. Supplemental Indentures with Consent of Noteholders. The Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to each Rating Agency and with the consent of the Holders of not less than 66-2/3% of the Outstanding Balance of the Notes, by Act of such Holders delivered to the Issuer and the Securities Administrator, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of exercise of the Optional Notes Purchase Right or the Clean-up Call Right, on or after the Redemption Date), (ii) alter the obligations of the Master Servicer to make a Monthly Advance or alter the master servicing standards set forth in the Sale and Servicing Agreement or the Servicing Agreement, (iii) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such supplemental indenture or to waive compliance with any provision of this Indenture, without the consent of the Holders of all Notes affected thereby, (iv) modify or alter the provisions of the proviso to the definition of the term “Outstanding”, (v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04, (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Operative Agreements cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee shall be entitled to conclusively rely on an Opinion of Counsel (at the expense of the party requesting the supplemental indenture) to determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

In connection with requesting the consent of the Noteholders pursuant to this Section, the Issuer shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Securities Administrator shall mail or shall cause to be mailed to the Holders of the Notes to which such amendment or supplemental indenture relates and each Rating Agency a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Securities Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Securities Administrator and the Indenture Trustee shall be entitled to receive, and subject to Section 6.02, shall be fully protected in relying upon, an Opinion of Counsel to the effect provided in Section 9.08. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Securities Administrator shall, bear a notation in a form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuer or the Securities Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Securities Administrator in exchange for Outstanding Notes.

Section 9.07. Amendments to Trust Agreement. The Indenture Trustee shall, upon Issuer Order, consent to any proposed amendment to the Trust Agreement or an amendment to or waiver of any provision of any other document relating to the Trust Agreement, such consent to be given without the necessity of obtaining the consent of the Holders of any Notes upon satisfaction of the requirements under Section 10.01 of the Trust Agreement.

Section 9.08. Opinion of Counsel. In connection with any supplemental indenture pursuant to this Article IX, the Indenture Trustee shall be entitled to receive, at the expense of the Issuer or requesting party, as applicable, an Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture in accordance with the relevant provisions of this Article IX have been met.

Nothing in this Section shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

ARTICLE X

REDEMPTION OR CALL OF THE NOTES

Section 10.01. Redemption or Call of the Notes . (a) TMI will have an assignable option to call all outstanding Notes, in whole but not in part, on any Payment Date on or after the Optional Notes Purchase Date in the manner specified herein and subject to the provisions of Section 10.03 of the Sale and Servicing Agreement. Upon exercise of the Optional Notes Purchase Right, the Notes shall remain outstanding and neither the lien of the Indenture with respect to the Collateral securing the Notes nor the Notes shall be terminated. The Notes shall not merge with the security therefor, but shall remain validly outstanding. Upon exercise of the Optional Notes Purchase Right, the Issuer shall execute, and the Securities Administrator shall authenticate and prepare for delivery on the Optional Notes Purchase Date new Notes evidencing Book-Entry Notes or Definitive Notes (as directed by the holder of the Optional Notes Purchase Right), and the Issuer shall issue such new Notes to the holder of the Optional Notes Purchase Right against receipt by the Securities Administrator of immediately available funds in an amount not less than the Note Purchase Price on the Optional Notes Purchase Date.

(b) The Notes are subject to early redemption upon the exercise of a Clean-Up Call Right pursuant to Section 10.01(a) of the Sale and Servicing Agreement.

(c) If a Clean-Up Call Right is to be exercised pursuant to Section 10.01(a) of the Sale and Servicing Agreement, Thornburg Mortgage Home Loans, Inc. (or its assignee) or [     ], as applicable, shall furnish notice of such exercise to the Securities Administrator and the Indenture Trustee not later than fifteen (15) days prior to the applicable Clean-Up Call Date. The party exercising such Clean-Up Call Right shall deposit the Clean-Up Call Purchase Price by 10:00 A.M. New York City time on the Business Day prior to the applicable Redemption Date with the Securities Administrator which shall promptly deposit it into the Note Payment Account, whereupon, upon the furnishing of a notice complying with Section 10.02 hereof to each Holder of the Notes, all such applicable Notes shall be due and payable on the applicable Redemption Date. The Issuer shall furnish each Rating Agency and the Indenture Trustee and the Securities Administrator notice of any exercise of a Clean-Up Call Right or the Optional Notes Purchase Right in accordance with Section 10.02 hereof.

Section 10.02. Form of Redemption or Call Notice. Notice of redemption or call under Section 10.01 shall be given by the Securities Administrator by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than ten (10) days prior to the applicable Clean-Up Call Date or Optional Notes Purchase Date, as applicable, to each then Holder of each Class of Notes to be redeemed or called, as of the close of business on the Record Date preceding such Clean-Up Call Date or Optional Notes Purchase Date, as applicable, at such Holder’s address or facsimile number appearing in the Note Register.

All notices of redemption or call shall state:

(i) the Clean-Up Call Date or Optional Notes Purchase Date, as applicable;

(ii) the Clean-Up Call Purchase Price or Note Purchase Price, as applicable;

(iii) that (A) on the Optional Notes Purchase Date, (1) the Note Purchase Price will become due and payable only with respect to the then Holders of Notes and that the amount payable in respect of the called Notes shall be limited to the Note Purchase Price therefor and (2) that interest thereon shall cease to accrue on the date specified on the notice for the benefit of, and that payment of the Note Purchase Price will be made to, the Persons whose names appear as the registered holders thereof on the Note Register as of the Record Date applicable to such Optional Notes Purchase Date and identified in such notice of call or (B) on a Clean-Up Call Date, (1) interest thereon shall cease to accrue on the date specified in the notice and (2) the payment of all other amounts described in Section 10.01(a) of the Sale and Servicing Agreement will be made; and

(iv) the place where such Notes are to be surrendered for payment of the Clean-Up Call Price or Note Purchase Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption or call of the Notes shall be given by the Securities Administrator in the name of the Issuer in the case of a Clean-Up Call or the Person effecting the Optional Notes Purchase Right, as applicable, and at the expense of the Person exercising the Clean-Up Call Right or the Optional Notes Purchase Right, as applicable. Failure to give notice as provided in this Section 10.02, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption or call of any other Note.

Section 10.03. Notes Payable on Clean-Up Call Date or Optional Notes Purchase Date.Each Class of Notes to be redeemed or called shall, following notice of redemption or call as required under Section 10.02 hereof on the applicable Clean-Up Call Date or Optional Notes Purchase Date become due and payable at the Clean-Up Call Purchase Price or Note Purchase Price and (except pursuant to Section 10.01(a) or unless Thornburg Mortgage Home Loans, Inc. (or its assignee) or [     ], as applicable, shall default in the payment of the Clean-Up Call Purchase Price or the Note Purchase Price, as applicable) no interest shall accrue thereon (for the benefit of the prior Holder of a Note in the case of the Optional Notes Purchase Date) for any period after the date to which accrued interest is calculated for purposes of calculating the Clean-Up Call Purchase Price or Note Purchase Price. The Issuer may not redeem any Class of Notes unless (i) all outstanding obligations under such Class of Notes have been paid in full and (ii) each of the Indenture Trustee and the Securities Administrator have been paid all amounts to which they are entitled hereunder.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee: (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of TMI, the Seller, the Initial Seller, the Master Servicer, a Servicer, the Depositor, the Issuer or the Securities Administrator, stating that the information with respect to such factual matters is in the possession of such Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee or the Securities Administrator, as applicable, deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

(ii) the Securities Administrator by the Indenture Trustee, any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Securities Administrator at its Corporate Trust Office, or

(iii) the Issuer by the Indenture Trustee or any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to the address provided in the Sale and Servicing Agreement, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the addresses provided in the Sale and Servicing Agreement or such other address as shall be designated by written notice to the other parties.

Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Securities Administrator but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

Section 11.06. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.08. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.09. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10. Benefits of Indenture and Consents of Noteholders. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of this Indenture.

Section 11.11. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.12. Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.14. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.15. Trust Obligations. (a) No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its respective individual capacity, any holder of a beneficial ownership interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

(b) In addition, (i) this Indenture is executed and delivered by [     ], not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [     ] but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on [     ], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustee and by any Person claiming by, through or under the Indenture Trustee, and (iv) under no circumstances shall [     ] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the Operative Agreements.

Section 11.16. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note or interest therein, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Operative Agreements; provided, however, that nothing herein shall be deemed to prohibit the Indenture Trustee from filing proofs of claim for itself and on behalf of the Noteholders.

Section 11.17. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.18. Agreements of Noteholders. Each Noteholder, by accepting a Note, hereby acknowledges and agrees that, to the extent that the Noteholders are deemed to have any interest in any assets of the Depositor that constitute the assets of the trust for any other series of securities with respect to which the Depositor acts as depositor:

(a) the interest of the Noteholders in such assets is subordinate to claims or rights of the holders of such other series of securities to such assets; and

(b) this Indenture constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

IN WITNESS WHEREOF, the Issuer, the Securities Administrator and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

THORNBURG MORTGAGE SECURITIES TRUST [     ], as Issuer

By: [     ],
not in its individual capacity but solely as
Owner Trustee

By: _______________________________
Name:
Title:

[     ], not in its individual capacity but solely as Securities Administrator

By: _______________________________
Name:
Title:

[     ], not in its individual capacity but solely as Indenture Trustee

By: __________________________________
Name:
Title:

EXHIBIT A-1

FORMS OF CLASS [     ] NOTES

A-1-1

EXHIBIT A-2

FORMS OF PRIVATELY OFFERED NOTES

A-2-1

EXHIBIT B-1

FORM OF RULE 144A (QIB) INVESTMENT LETTER

(FOR PRIVATELY OFFERED NOTES)

date
[     ]
as Note Registrar
[     ]

Re:	Thornburg Mortgage Securities Trust[ ] Mortgage Backed Notes, [Class [__] Notes]

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced Notes (the “Notes”) we certify that (a) we understand that the Notes have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from Thornburg Mortgage Securities Corporation (the “Depositor”) concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Notes or any interest in the Notes, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Notes or any interest in the Notes from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Notes, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and we are aware that the sale to us is being made in reliance on Rule 144A and (f) our purchase of the Notes has been duly authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments applicable to us.

We are acquiring the Notes for our own account or for resale pursuant to Rule 144A and understand that such Notes may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (2) pursuant to another exemption from registration under the Act.

We hereby acknowledge that, under the terms of the Indenture (the “Indenture”) among Thornburg Mortgage Securities Trust [     ], as Issuer, [     ], as Securities Administrator, and [     ], as Indenture Trustee, dated as of [     ], no sale or transfer of any beneficial ownership interest in the Notes shall be permitted to be made to any person (i) except in the case of transfers of Privately Offered Notes, in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in (x) all other classes of Privately Offered Notes then outstanding and (y) the Ownership Certificates (and any sale or transfer of any beneficial ownership interest in the Ownership Certificates may only be effectuated in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in all classes of the Privately Offered Notes outstanding) unless we or any prospective transferee furnishes to the Note Registrar an opinion of counsel concluding that the transfer will not cause the Trust to become subject to federal income tax as a corporation and (ii) in the case of all Notes, only if the Note Registrar has received a certificate from such transferee in the form hereof. We also hereby acknowledge that, under the terms of the Indenture, no transfer of less than a 10% Percentage Interest in the Privately Offered Notes shall be permitted.

B-1-1

In addition, we hereby certify that we are not an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or to any substantially similar law, the trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan.

We hereby indemnify the Depositor, Indenture Trustee, the Securities Administrator, the Note Registrar, the Owner Trustee and the Trust against any liability that may result to any of them if our transfer or other disposition of any Notes (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws, the provisions of this certificate or the applicable provisions of the Indenture.

Very truly yours,

____________________________________
Print Name of Purchaser

By:_________________________________
Name:
Title:

B-1-2

ANNEX 1 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_____________1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated units latest annual financial statements.

___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

[1]
Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless buyer is a dealer, and, in that case, buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

B-1-3

___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ INVESTMENT ADVISOR. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts of H.R. 10 plans.

3. The term “Securities” as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities and Exchange Act of 1934.

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5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

____ Yes	____ No	Will the Buyer be purchasing the Rule 144A Securities only for the Buyer’s own account?

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:

Date:

B-1-5

ANNEX 2 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A investment representation to which this certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a family of investment companies (as defined below), is such an officer of the adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer of the Buyer’s family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $__________ in securities (other that the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment advisor or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “Securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

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6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

PRINT NAME OF BUYER

BY:
NAME:
TITLE:

IF AN ADVISER:

PRINT NAME OF BUYER

DATE:

B-1-7

EXHIBIT B-2

FORM OF ACCREDITED INVESTOR INVESTMENT LETTER
(For Privately Offered Notes)

date
[     ]
as Note Registrar
[     ]

Re:	Thornburg Mortgage Securities Trust [ ] Mortgage Backed Notes, [Class [ ] Notes]

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced Notes (the “Notes”) we certify that (a) we understand that the Notes have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from [Thornburg Securities Company] (the “Depositor”) concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Notes or any interest in the Notes, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Notes or any interest in the Notes from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Notes, (d) we are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) and have such knowledge and experience in financial and business matters and, in particular, in such matters related to the Notes, such that we are capable of evaluating the merits and risks of an investment in the Notes and we are aware that the sale to us is being made in reliance on Rule 144A and (e) our purchase of the Notes has been duly authorized under, and not directly or indirectly in contravention of any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments applicable to us.

We hereby acknowledge that, under the terms of the Indenture (the “Indenture”) among Thornburg Mortgage Securities Trust [     ], as Issuer, [     ], as Securities Administrator, and [     ], as Indenture Trustee, dated as of [     ], no sale or transfer of any beneficial ownership interest in the Notes shall be permitted to be made to any person (i) except in the case of transfers of Privately Offered Notes, in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in (x) all other classes of Privately Offered Notes then outstanding and (y) the Ownership Certificates (and any sale or transfer of any beneficial ownership interest in the Ownership Certificates may only be effectuated in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in all classes of the Privately Offered Notes outstanding) unless we or any prospective transferee furnishes to the Note Registrar an opinion of counsel concluding that the transfer will not cause the Trust to become subject to federal income tax as a corporation and (ii) in the case of all Notes, only if the Note Registrar has received a certificate from such transferee in the form hereof. We also hereby acknowledge that, under the terms of the Indenture, no transfer of less than a 10% Percentage Interest in the Privately Offered Notes shall be permitted.

B-2-1

In addition, we hereby certify that we are not an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or to any substantially similar law, the trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan.

We hereby indemnify the Depositor, Indenture Trustee, the Securities Administrator, the Note Registrar, the Owner Trustee and the Trust against any liability that may result to any of them if our transfer or other disposition of any Notes (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws, the provisions of this certificate or the applicable provisions of the Indenture.

Very truly yours,

___________________________________
Print Name of Purchaser

By:_________________________________
Name:
Title:

B-2-2

EXHIBIT C

FORM OF ERISA TRANSFER AFFIDAVIT
FOR CLASS A NOTES

date

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

Re:	Thornburg Mortgage Securities Trust [ ] Mortgage Backed Notes

1. The undersigned is the ______________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2. [For the transfer of Class [     ]Notes other than Retained Class [     ]Notes] [The Investor’s acquisition and holding of the Notes for, or on behalf of, a Benefit Plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.]

[For the transfer of Retained Class [     ] Notes to a transferee other than TMI or an affiliate of TMI] [At the date of transfer, the Notes are rated investment grade or better, the Investor believes that such Notes are properly treated as indebtedness with substantial equity features for purposes of the Plan Assets Regulations (based in part on the issuance of an opinion of counsel of nationally recognized standing in the United States experienced in such matters that, under the relevant facts and circumstances, such Notes will be classified as debt instruments for U.S. federal income tax purposes) and the Investor’s acquisition and holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or some other applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law.]

3. The Investor hereby acknowledges that under the terms of the Indenture among Thornburg Mortgage Securities Trust [     ], as Issuer, [     ], as Securities Administrator, and [     ], as Indenture Trustee, dated as of [     ], no transfer of any Class [     ] Note shall be permitted to be made to any person unless the Securities Administrator has received an affidavit from such transferee in the form hereof.

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IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20__.

________________________________________
[Investor]

By:_____________________________________
Name:
Title:

ATTEST:

_____________________________

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

Personally appeared before me the above-named ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of ___________ 20___.

__________________________________
NOTARY PUBLIC

My commission expires the
____ day of __________, 20__.

C-1-2